UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): November 26, 2014

WHIRLPOOL CORPORATION

(Exact name of registrant as Specified in Charter)

Delaware	1-3932	38-1490038
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2000 M-63 North, Benton Harbor, Michigan	49022-2692
(Address of Principal Executive Offices)	(Zip Code)

(269) 923-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On November 26, 2014, Whirlpool Italia Holdings S.r.l. (“Whirlpool Italia”), a wholly-owned subsidiary of Whirlpool Corporation (the “Company”), announced in Italy the final results for its mandatory tender offer for the remaining outstanding shares of Indesit Company S.p.A (“Indesit”). Settlement and closing of the mandatory tender offer occurred on November 28, 2014. Whirlpool Italia received tenders for a number of shares equal to 91.4% of the total shares available for purchase in the mandatory tender offer, increasing Whirlpool Italia’s aggregate ownership interest in Indesit’s issued share capital to 97.4%. The Company expects to acquire the remaining shares of Indesit and for Indesit to delist from the Electronic Stock Market organized and managed by Borsa Italiana S.p.A. on December 3, 2014. As previously disclosed, on October 14, 2014, Whirlpool Italia completed its acquisition of a majority interest in Indesit.

The aggregate purchase price for the shares purchased at settlement of the mandatory tender offer was €344.3 million (approximately $434.9 million based on the exchange rate as of September 30, 2014). The Company funded the aggregate purchase price for the shares through borrowings under the Second Amended and Restated Long-Term Credit Agreement entered into on September 26, 2014, by and among the Company, certain other borrowers, the lenders referred to therein, JPMorgan Chase Bank, N.A. as Administrative Agent and The Royal Bank of Scotland PLC, BNP Paribas and Citibank, N.A. as Syndication Agents, and through borrowings under the Company’s French commercial paper program.

Item 8.01. Other Events.

On November 26, 2014, the Company issued a press release announcing the final results of the mandatory tender offer described in Item 2.01. A copy of the press release is attached as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(a) Financial Statements and Business Acquired

The financial statements required by Item 9.01(a) of Form 8-K will be filed within 71 days after the date upon which this Current Report on Form 8-K is required to be filed with the United States Securities and Exchange Commission.

(b) Pro Forma Financial Information.

The unaudited pro forma combined consolidated financial information required by Item 9.01(b) of Form 8-K will be filed within 71 days after the date upon which this Current Report on Form 8-K is required to be filed with the United States Securities and Exchange Commission.

(d) Exhibits.

99.1	Press Release dated November 26, 2014

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this Current Report relating to the Company’s expectations following the acquisition of the Indesit shares constitute “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements reflect management’s current expectations regarding future events and speak only as of the date of this Current Report. Forward-looking statements involve significant risks and uncertainties, should not be read as guarantees of future performance and will not necessarily be accurate indications of whether or not, or the times at or by which, events will occur. Actual performance may differ materially from that expressed or implied in such statements. These statements rely on assumptions which may or may not be realized. Reference should be made to the factors discussed under “Risk Factors” set forth in Whirlpool’s periodic reports filed with the U.S. Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 28, 2014	WHIRLPOOL CORPORATION

	By:	/s/ KIRSTEN J. HEWITT
Name: Kirsten J. Hewitt
Title: Senior Vice President Corporate Affairs, General Counsel, and Corporate Secretary